Exhibit 99.1
NEWS RELEASE

Sylvamo Quarterly Results Meet Guidance
Slower Demand Recovery Drives Revised Annual Outlook,
Company Remains Committed to $125 Million in Cash Returns

MEMPHIS, Tenn. – August 9, 2023 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing second quarter 2023 earnings.

Financial Highlights – Second Quarter vs. First Quarter

•Net income from continuing operations of $49 million ($1.14 per diluted share) vs. $97 million ($2.25 per diluted share)
•Adjusted operating earnings1 (non-GAAP) of $49 million ($1.14 per diluted share) vs. $108 million ($2.51 per diluted share)
•Adjusted EBITDA2 (non-GAAP) of $124 million (13.5% margin) vs. $208 million (22.1% margin)
•Cash provided by operating activities from continuing operations of $77 million vs. $63 million
•Free cash flow3 (non-GAAP) of $33 million vs. $2 million

Commercial and Operational Highlights – Second Quarter vs. First Quarter

•Price and mix decreased by $38 million due primarily to lower paper prices in Europe, less favorable mix in Latin America and North America and lower global pulp prices
•Volume decreased by $2 million due to lower paper demand in North America and continued channel inventory corrections in Europe and North America, which more than offset seasonally stronger demand in Latin America
•Operations and other costs increased by $10 million, primarily driven by $15 million in higher unabsorbed fixed costs from increased economic downtime
•Planned maintenance outage expenses increased by $58 million, in line with guidance, during the heaviest outage quarter of the year
•Input costs improved by $24 million, driven by favorable energy, chemical and transportation costs

Third Quarter Outlook

•Adjusted EBITDA of $130 million to $150 million
•Compared to the second quarter:
•Price and mix are expected to decrease by $60 million to $65 million

•Volume is projected to improve by $15 million to $20 million, with seasonally stronger volume in Latin America and North America
•Operations and other costs are expected to increase by $5 million to $10 million, mainly due to unabsorbed fixed costs while matching paper production with Sylvamo customer demand
•Input and transportation costs are projected to improve by $15 million to $20 million, with favorable trends in fiber and chemicals
•Total planned maintenance outage expenses are expected to decrease by $54 million

Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras

We achieved our second quarter earnings per share and adjusted EBITDA objectives. We delivered these results while facing challenging market conditions and during our heaviest planned maintenance outage quarter.

Our sales volumes were similar to the first quarter. The expected seasonal increase in volume did not materialize due to continued inventory corrections in Europe and North America, decreased demand due to Europe’s slowing economies and economic uncertainty in North America. Consequently, during the second quarter in Europe and North America, we took approximately 120,000 tons of economic downtime, roughly double the first quarter level. We also conducted extensive annual maintenance outages, which we executed safely and efficiently.

With respect to paper demand, we believe that our customers have completed the majority of their inventory corrections. We are now seeing very early indications that global advertising may be starting to rebound and we would expect demand in Europe and North America to begin to improve.

In the second quarter, we returned $41 million of cash to shareowners through dividends and share repurchases for a total of $61 million in cash returns in the first half of 2023. Our board of directors declared a quarterly dividend of $0.25 per share for the third quarter, which we paid July 6. We remain committed to returning a total of $125 million in cash to shareowners this year.

We now project adjusted EBITDA of $560 million to $600 million (formerly $720 million to $770 million) for 2023, reflecting lower paper demand and inventory channel corrections in Europe and North America, updated views on pulp and paper price and mix as well as higher unabsorbed fixed costs. These more than offset favorable input, transportation and operation cost trends. We continue to focus on free cash flow generation and now project free cash flow of $220 million to $250 million (formerly $250 million to $280 million.)

We will continue implementing our three-pronged strategy of commercial excellence, operational excellence and financial discipline. We expect to reduce costs and working capital to maximize earnings and free cash flow in the second half of the year. We will also continue to reinvest in our company to exit the downturn in an even stronger competitive position.

1 Adjusted Operating Earnings (non-GAAP) are net income (loss) (GAAP) excluding discontinued operations, net of tax and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present combined operating results. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

2 Adjusted EBITDA (non-GAAP) is net income (loss) (GAAP) excluding discontinued operations, net of tax, plus the sum of income taxes, net interest expense (income), depreciation, amortization and cost of timber harvested, transition service agreement expense, stock-based compensation, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of its operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

3 Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities from continuing operations. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Select Financial Measures

(In millions)	Second Quarter 2023	First Quarter 2023		Second Quarter 2022
Net Sales	$919	$941	*	$912
Net Income from Continuing Operations	49	97		84
Net Income	49	97		(59)
Business Segment Operating Profit	82	166		142
Adjusted Operating Earnings	49	108		90
Adjusted EBITDA	124	208		189
Cash Provided By Operating Activities From Continuing Operations	77	63		76
Free Cash Flow	33	2		39
*Includes adjustment to eliminate intra-segment sales in Europe

Segment Information

Sylvamo uses business segment operating profit to measure the earnings performance of its businesses and is calculated as set forth in footnote (f) under the "Sales and Earnings by Business Segment" table (page 8). Second quarter 2023 net sales by business segment and operating profit by business segment compared with the first quarter of 2023 and the second quarter of 2023 are as follows:

Business Segment Results

(In millions)	Second Quarter 2023	First Quarter 2023		Second Quarter 2022
Net Sales by Business Segment
Europe	$210	$230	*	$135
Latin America	250	222		249
North America	474	505		549
Inter-segment Sales	(15)	(16)		(21)
Net Sales	$919	$941		$912
Operating Profit by Business Segment
Europe	$(11)	$23		$17
Latin America	48	46		59
North America	45	97		66
Business Segment Operating Profit	$82	$166		$142
*Includes adjustment to eliminate intra-segment sales in Europe

Operating profits in the second quarter of 2023:
Europe - $(11) million compared with $23 million in the first quarter of 2023. Earnings were lower as lower operating and input costs were more than offset by lower price and mix, higher planned maintenance outages, higher unabsorbed costs due to economic downtime and lower operating profit contributed by Nymolla.
Latin America - $48 million compared with $46 million in the first quarter of 2023. Earnings were slightly higher as higher volumes and lower operating and input costs more than offset lower price and mix and higher planned maintenance outages.
North America - $45 million compared with $97 million in the first quarter of 2023. Earnings were lower as lower input costs were more than offset by lower price and mix, lower volumes, higher planned maintenance outages and higher unabsorbed costs due to economic downtime.

Effective Tax Rate

The reported effective tax rate for continuing operations for the second quarter of 2023 was 30%, compared to 31% for the first quarter of 2023. The lower rate for the second quarter was due to the mix of earnings in our regions.

Excluding net special items, the effective tax rate for the second quarter of 2023 was 30%, compared with 30% for the first quarter of 2023.

The effective tax rate excluding net special items is a non-GAAP financial measure and is calculated by adjusting the income tax provision from continuing operations and rate to exclude the tax effect of net special items. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items related to continuing operations in the second quarter of 2023 amounted to a net after-tax charge of $0 million ($0.00 per diluted share) compared with net after-tax income of $11 million ($0.26 per diluted share) in the first quarter of 2023.

Earnings Webcast

The company will host an audio webcast at 10 a.m. EDT / 9 a.m. CDT. All interested parties are invited to listen at investors.sylvamo.com.

Parties who wish to participate should call +1-877-336-4440 (U.S.) or +1-409-207-6984 (international) and use access code 763504. Participants should call in no later than 9:45 a.m. EDT / 8:45 a.m. CDT.

Replays are available at investors.sylvamo.com for one year and by phone for 90 days, beginning at approximately 2 p.m. EDT / 1 p.m. CDT the day of the call. To listen to the replay by phone, call +1-866-207-1041 (U.S.) or +1-402-970-0847 (international) and use access code 3453720.

Investor Contact: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com

Media Contact: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2022 were $3.6 billion. For more information, please visit Sylvamo.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the headings "Third Quarter Outlook" and "Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Condensed Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,			Three Months Ended March 31, 2023		Six Months Ended June 30,
	2023	2022				2023		2022
Net Sales	$919	$912		$941	*	$1,860		$1,733
Costs and Expenses
Cost of products sold	721	659	(g)	670	*(d)	1,390	(a)	1,279	(g)
Selling and administrative expenses	76	81	(h)	82	(e)	159	(b)	147	(h)
Depreciation, amortization and cost of timber harvested	34	32		35		69		63
Taxes other than payroll and income taxes	6	6		6		12		12
Interest expense (income), net	12	17		7	(f)	19	(c)	34
Income From Continuing Operations Before Income Taxes	70	117		141		211		198
Income tax provision	21	33		44		65		59
Net Income From Continuing Operations	49	84		97		146		139
Discontinued operations, net of tax	—	(143)	(i)	—		—		(172)	(j)
Net Income (Loss)	$49	$(59)		$97		$146		$(33)
Basic Earnings Per Share
Income from continuing operations	$1.16	$1.90		$2.28		$3.44		$3.15
Discontinued operations, net of taxes	—	(3.24)		—		—		(3.90)
Net earnings (loss)	$1.16	$(1.34)		$2.28		$3.44		$(0.75)
Diluted Earnings Per Share
Income from continuing operations	$1.14	$1.89		$2.25		$3.40		$3.13
Discontinued operations, net of taxes	—	(3.22)		—		—		(3.87)
Net earnings (loss)	$1.14	$(1.33)		$2.25		$3.40		$(0.74)
Average Shares of Common Stock Outstanding - Diluted	43	44		43		43		44
The accompanying notes are an integral part of this condensed consolidated statement of operations.

*Includes adjustment to eliminate intra-segment sales in Europe
Six Months Ended June 30, 2023

(a) Includes incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter.

(b) Includes a pre-tax loss of $4 million ($3 million after taxes) for transaction costs related to the Nymölla acquisition and a pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement.

(c) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs.
Three Months Ended March 31, 2023

(d) Includes incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the quarter.

(e) Includes a pre-tax loss of $4 million ($3 million after taxes) for transaction costs related to the Nymölla acquisition and pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement.

(f) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs.

Three Months and Six Months Ended June 30, 2022

(g) Includes pre-tax gain of $1 million ($1 million after taxes) for the three months ended June 30, 2022, and a pre-tax loss of $1 million ($1 million after taxes) for the six months ended June 30, 2022, for one-time costs associated with the spin-off.

(h) Includes pre-tax loss of $9 million ($7 million after taxes) for the three months ended June 30, 2022, and a pre-tax loss of $12 million ($9 million after taxes) for the six months ended June 30, 2022, for one-time costs associated with the spin-off.

(i)    Includes a pre-tax charge of $156 million ($156 million after taxes) to reserve for the elimination of the cumulative foreign currency translation loss related to our Russian operations.

(j)     Includes a pre-tax charge of $156 million ($156 million after taxes) to reserve for the elimination of the cumulative foreign currency translation loss related to our Russian operations and a pre-tax charge of $68 million ($57 million after taxes) related to the impairment of our Russian fixed assets.

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31, 2023	Six Months Ended June 30,
	2023	2022		2023	2022
Net Income (Loss)	$49	$(59)	$97	$146	$(33)
Less: Discontinued operations, net of tax	—	(143)	—	—	(172)
Net income From Continuing Operations	49	84	97	146	139
Add back: Net special items expense (income)	—	6	11	11	10
Adjusted Operating Earnings	$49	$90	$108	$157	$149

	Three Months Ended June 30,		Three Months Ended March 31, 2023	Six Months Ended June 30,
	2023	2022		2023	2022
Diluted Earnings (Loss) Per Common Share as Reported	$1.14	$(1.33)	$2.25	$3.40	$(0.74)
Less: Discontinued operations, net of tax	—	(3.22)	—	—	(3.87)
Continuing Operations	1.14	1.89	2.25	3.40	3.13
Add back: Net special items expense (income)	—	0.13	0.26	0.25	0.23
Adjusted Operating Earnings Per Share	$1.14	$2.02	$2.51	$3.65	$3.36

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2023		Six Months Ended June 30,
	2023	2022			2023	2022
Europe	$210	$135	$230	*	$440	$252
Latin America	250	249	222		472	464
North America	474	549	505		979	1,057
Inter-segment Sales	(15)	(21)	(16)		(31)	(40)
Net Sales	$919	$912	$941		$1,860	$1,733
*Includes adjustment to eliminate intra-segment sales in Europe

Operating Profit by Business Segment

	Three Months Ended June 30,			Three Months Ended March 31, 2023		Six Months Ended June 30,
	2023	2022				2023		2022
Europe	$(11)	$17		$23		$12		$19
Latin America	48	59		46		94		98
North America	45	66		97		142		128
Business Segment Operating Profit	$82	$142		$166		$248		$245

Income from Continuing Operations Before Income Taxes	$70	$117		$141		$211		$198
Interest expense (income), net	12	17		7	(c)	19	(a)	34
Net special items expense (income)	—	8	(e)	18	(d)	18	(b)	13	(e)
Business Segment Operating Profit (f)	$82	$142		$166		$248		$245

Six Months Ended June 30, 2023

(a) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs.

(b)    Includes a pre-tax loss of $4 million ($3 million after taxes) for transaction costs related to the Nymölla acquisition, a pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement and incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter.

Three Months Ended March 31, 2023

(c)    Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs.

(d) Includes a pre-tax loss of $4 million ($3 million after taxes) for transaction costs related to the Nymölla acquisition, a pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement and incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the quarter.

Three Months Ended and Six Months Ended June 30, 2022

(e) Includes pre-tax loss of $8 million ($6 million after taxes) for the three months ended June 30, 2022, and a pre-tax loss of $13 million ($10 million after taxes) for the six months ended June 30, 2022, for one-time costs associated with the spin-off.

(f) As set forth in the chart above, business segment operating profit is defined as income from continuing operations before income taxes, but excluding net interest expense (income) and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2023		Six Months Ended June 30,
	2023	2022			2023	2022
Net Income (Loss)	$49	$(59)	$97		$146	$(33)
Less: Discontinued operations, net of tax	—	(143)	—		—	(172)
Net Income From Continuing Operations	49	84	97		146	139
Adjustments:
Income tax provision	21	33	44		65	59
Interest expense (income), net	12	17	7		19	34
Depreciation, amortization and cost of timber harvested	34	32	35		69	63
Stock-based compensation	8	7	7		15	11
Transition service agreement expense	—	8	—		—	16
Net special items expense (income)	—	8	18		18	13
Adjusted EBITDA	$124	$189	$208		$332	$335
Net Sales	$919	$912	$941	*	$1,860	$1,733
Adjusted EBITDA Margin	13.5%	20.7%	22.1%		17.8%	19.3%
*Includes adjustment to eliminate intra-segment sales in Europe

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2023		Six Months Ended June 30,
	2023	2022			2023	2022
Adjusted EBITDA
Europe	$(3)	$22	$31		$28	$30
Latin America	67	79	63		130	135
North America	60	88	114		174	170
Total Business Segment Adjusted EBITDA	$124	$189	$208		$332	$335
Net Sales (excluding discontinued operations and inter-segment sales eliminations)
Europe	$210	$135	$230	*	$440	$252
Latin America	250	249	222		472	464
North America	474	549	505		979	1,057
Total Business Segment Net Sales	$934	$933	$957		$1,891	$1,773
Adjusted EBITDA Margin
Europe	(1)%	16%	13%		6%	12%
Latin America	27%	32%	28%		28%	29%
North America	13%	16%	23%		18%	16%

*Includes adjustment to eliminate intra-segment sales in Europe

SYLVAMO CORPORATION
Condensed Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2023	December 31, 2022
Assets
Current Assets
Cash and temporary investments	$164	$360
Accounts and notes receivable, net	440	450
Contract assets	32	30
Inventories	486	364
Other current assets	39	39
Total Current Assets	1,161	1,243
Plants, Properties and Equipment, Net	960	817
Forestlands	360	322
Goodwill	140	128
Right of Use Assets	43	35
Deferred Charges and Other Assets	159	165
Total Assets	$2,823	$2,710
Liabilities and Equity
Current Liabilities
Accounts payable	$391	$453
Notes payable and current maturities of long-term debt	79	29
Accrued payroll and benefits	50	81
Other current liabilities	147	165
Total Current Liabilities	667	728
Long-Term Debt	954	1,003
Deferred Income Taxes	212	183
Other Liabilities	128	118
Equity
Common stock, $1 par value, 200.0 shares authorized, 44.5 shares and 44.2 shares issued and 41.9 shares and 42.6 shares outstanding at June 30, 2023 and December 31, 2022, respectively	45	44
Paid-In Capital	39	25
Retained Earnings	2,153	2,029
Accumulated Other Comprehensive Loss	(1,248)	(1,338)
	989	760
Less: Common stock held in treasury, at cost, 2.6 shares and 1.6 shares at June 30, 2023 and December 31, 2022, respectively	(127)	(82)
Total Equity	862	678
Total Liabilities and Equity	$2,823	$2,710

Condensed Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net income from continuing operations	$146	$139
Depreciation, amortization, and cost of timber harvested	69	63
Deferred income tax provision (benefit), net	4	2
Stock-based compensation	15	11
Changes in operating assets and liabilities and other
Accounts and notes receivable	91	(58)
Inventories	(60)	(33)
Accounts payable and accrued liabilities	(147)	(31)
Other	22	37
Cash Provided By Operating Activities from Continuing Operations	140	130
Cash Provided By Operating Activities from Discontinued Operations, net	—	45
Cash Provided By Operating Activities	140	175
Investment Activities
Invested in capital projects	(105)	(59)
Acquisition of business	(167)	—
Cash Provided By (Used for) Investment Activities from Continuing Operations	(272)	(59)
Cash Provided By (Used for) Investment Activities from Discontinued Operations, net	—	(5)
Cash Provided By (Used for) Investment Activities	(272)	(64)
Financing Activities
Dividends paid	(21)	—
Issuance of debt	437	—
Reduction of debt	(443)	(86)
Repurchases of common stock	(40)	—
Other	(6)	(6)
Cash Provided By (Used for) Financing Activities from Continuing Operations	(73)	(92)
Cash Provided By (Used for) Financing Activities from Discontinued Operations, net	—	—
Cash Provided By (Used for) Financing Activities	(73)	(92)
Effect of Exchange Rate Changes on Cash	9	42
Change in Cash Included in Assets Held for Sale	—	63
Change in Cash and Temporary Investments	(196)	(2)
Cash and Temporary Investments
Beginning of the period	360	159
End of the period	$164	$157

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2023	Six Months Ended June 30,
	2023	2022		2023	2022
Cash Provided By Operating Activities From Continuing Operations	$77	$76	$63	$140	$130
Adjustments:
Cash invested in capital projects	(44)	(37)	(61)	(105)	(59)
Free Cash Flow	$33	$39	$2	$35	$71

Reconciliation of Net Income From Continuing Operations to Adjusted EBITDA - 2023 Outlook
Estimates
(In millions)

	Three Months Ended September 30, 2023	Twelve Months Ended December 31, 2023

Net Income From Continuing Operations	$47 - $61	$226 - $250
Adjustments:
Income tax provision	19 - 25	94 - 105
Interest expense (income), net	12	43
Depreciation, amortization and cost of timber harvested	38	145
Stock-based compensation	7	28
Net Special items expense	7	24 - 29
Adjusted EBITDA	$130 - $150	$560 - $600

Reconciliation of Cash Provided by Operations to Free Cash Flow - 2023 Outlook
Estimates
(In millions)

Twelve Months Ended December 31, 2023

Cash Provided By Operating Activities From Continuing Operations	$435 - $480
Adjustments:
Cash invested in capital projects	(215 - 230)
Free Cash Flow	$220 - $250

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as Sylvamo.

Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.